BERMAN & COMPANY, P. A.
Certified Public Accountants and Consultants

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (amendment no. 6) of IX Energy Holdings, Inc. and Subsidiaries of our report dated April 15, 2010, on the financial statements of IX Energy Holdings, Inc. and Subsidiaries for the years ended December 31, 2009 and 2008, included on Form S-1 (amendment no. 6), herein, and to the reference to our firm under the heading "Experts" in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Berman & Company, P.A.

Boca Raton, Florida
May 13, 2010

551 NW 77th Street Suite 107 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants